SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2004

GLOBAL EPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-15775	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

339 South Cheryl Lane,

City of Industry, California 91789

(Address of principal executive offices)

(909) 869-1688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On December 19, 2004, we entered into definitive agreements for the private placement sale of our common shares, investment rights and warrants to six institutional investors for aggregate initial gross proceeds of $2.5 million. The placement closed on December 22, 2004. The investors included Iroquois Capital LP, Cranshire Capital, L.P., Omicron Master Trust, DKR Soundshore Oasis Holding Fund Ltd., Bluegrass Growth Fund LP and Bluegrass Growth Fund, Ltd.

Pursuant to the Securities Purchase Agreement, we issued to the investors 500,000 shares of our common stock at a price of $5.00 per share. We also granted to the investors warrants to purchase 125,000 common shares over a three year period at an exercise price of $ 6.91 per share. The investors also have the right to purchase an aggregate of 400,000 additional common shares at $5.00 per share during the 90 trading day period following the effectiveness of a selling shareholder registration statement that we are required to file with the SEC within thirty days following the closing for purposes of registering the resale of the investors’ common shares, including the common shares issuable upon exercise of the investment rights and warrants.

Neither the $5.00 per share offering price nor the exercise price of the investment right or warrants are subject to adjustment, except in the case of the investment rights and warrants for standard anti-dilution relating to stock splits, combinations and the like.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the form of Additional Investment Right and the form of Warrant, which are filed as exhibits to this report and are incorporated herein by reference. The press release describing the private placement is attached hereto as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The agreements executed in connection with the private placement contain representations to support Global ePoint’s reasonable belief that the investors had access to information concerning its operations and financial condition, the investors are acquiring the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investors are accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended). At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act of 1933, as amended, and the certificates representing the securities shall bear legends to that effect.

In addition to the securities described in Item 1.01, we have agreed to issue H.C. Wainwright & Co., a NASD registered broker dealer, warrants to purchase up to 25,000 shares of our common stock at an exercise price of $6.91 per share in connection with the transaction described in Item 1.01 above. The warrants are being issued as partial consideration for H.C. Wainwright’s services as the placement agent in such transaction. In addition, we agreed to pay H.C. Wainwright 5% of the gross offering proceeds in cash for placement agent services. The warrants were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. At the time of their issuance, the warrants will be deemed to be restricted securities for purposes of the Securities Act of 1933, as amended, and the certificates representing the securities shall bear legends to that effect.

We plan to use the net proceeds from the transaction for general corporate purposes, including investments in technology development and marketing initiatives and working capital requirements needed for our digital surveillance divisions.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01	Financial Statements and Exhibits

(c)	The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing

10.1	Securities Purchase Agreement	Filed electronically herewith

10.2	Form of Additional Investment Right	Filed electronically herewith

10.3	Form of Warrant	Filed electronically herewith

99.1	Press Release	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 23, 2004	GLOBAL EPOINT, INC.

/s/ TORESA LOU
Toresa Lou,
Chief Executive Officer